Exhibit 99.1

CONTACTS:
Investors: Kathy Donovan	Media: Martha O'Gorman
Liberty Tax, Inc.	Liberty Tax, Inc.
Vice President, Chief Financial Officer	Chief Marketing Officer
(757) 493-8855	(757) 301-8022
investorrelations@libtax.com	martha@libtax.com

Liberty Tax Service Announces Fiscal 2016 Second Quarter Results

Virginia Beach, VA. (December 9, 2015) – Liberty Tax, Inc. (NASDAQ:TAX) (the "Company"), the parent company of Liberty Tax Service, today reported results for the second quarter ended October 31, 2015.

"We are looking forward to the coming tax season," said John Hewitt, CEO. "We expect to see expansion in our store count and strong growth in existing store return counts reflecting a good market environment for paid tax preparation and new product offerings."

Due to the highly seasonal nature of the tax industry, the Company typically reports a loss in the first and second quarters of the fiscal year when revenues are low and costs are ramping up to drive growth in the following tax season. The Company had a reported and adjusted net loss for the fiscal second quarter ended October 31, 2015, of $9.1 million, or $0.71 per share, compared to a reported loss of $0.89 per share and an adjusted loss of $0.74 per share, in the prior period.

($ in millions except per share data)		GAAP		Non - GAAP*
	Q2 2016	Q2 2015	Change	Q2 2016	Q2 2015	Change
Revenue	$7.9	$7.7	1.8%	$7.9	$7.7	1.8%
Operating expenses	21.9	26.0	-15.5%	21.9	22.7	-3.4%
Loss before taxes	(14.5)	(18.8)	-22.7%	(14.5)	(15.5)	-6.4%
Net Loss	(9.1)	(11.3)	-19.9%	(9.1)	(9.4)	-3.1%
Basic and Diluted EPS	(0.71)	(0.89)	-20.2%	(0.71)	(0.74)	-4.1%
*See reconciliation of non-GAAP to GAAP measures in Table E

Income Statement
Revenue for the three months ended October 31, 2015 remained essentially flat, increasing to $7.9 million compared to $7.7 million in the prior year period.

Operating expenses for the three months ended October 31, 2015 decreased to $21.9 million driven by lower commission and Area Developer ("AD") expense along with lower depreciation and amortization.  In addition, during the prior year we incurred severance and legal settlement costs which were adjusted out in the non-GAAP results, and did not recur this period.

Balance Sheet
The Company has drawn $57.3 million on its revolving credit facility as of October 31, 2015, compared to $51.7 million as of October 31, 2014.  This increase was the result of the Company's payment of previously accrued legal settlements as well as an increase in franchisee lending.

Operational Results
On a year to date basis through November, the Company has sold 141 new U.S. and Canadian territories, compared to 127 new territories during the prior year period. In addition, 11 franchisees have sold their SiempreTax+ rights to other operators who plan to open new SiempreTax+ locations. In order to project total office count, other factors, including the opening of previously sold territories and terminations, must be considered. The Company expects the total office count to increase over last year.

Dividend
This week the Board of Directors approved our fourth consecutive quarterly dividend to shareholders of $0.16 per share. The dividend will be paid on January 22, 2016 to holders of record of common stock and common stock equivalents on the close of business on January 15, 2016.

Second Quarter Conference Call
At 8:30 a.m. Eastern time on Wednesday, December 9, 2015, the Company will host a conference call for analysts, institutional investors and stockholders.  To access the call, please dial the number below approximately 5 to 10 minutes prior to the scheduled starting time:

U.S.                                                                                 855-611-0856
International                                                          518-444-5569
Conference ID Code:                                     81697221

The call will also be webcast in a listen-only format.  The link to the webcast can be accessed on the Company's investor relations website at www.libertytax.com, under the "About" tab.

A telephonic replay of the call will be available beginning shortly after the call continuing until Wednesday, December 16, 2015, by dialing 855-859-2056 (domestic) or 404-537-3406 (international).  The conference ID code is 81697221.  A replay of the webcast will also be available at the site listed above beginning shortly after its conclusion.

About Liberty Tax, Inc.
Founded in 1997 by CEO John T. Hewitt, Liberty Tax, Inc., is the parent company of Liberty Tax Service. Liberty Tax is the fastest-growing tax preparation franchise and has prepared almost 20 million individual income tax returns in more than 4,300 offices and online. Liberty Tax's online services are available through eSmart Tax, Liberty Online and DIY Tax, and are all backed by the tax professionals at Liberty Tax locations and its nationwide network of approximately 35,000 seasonal tax preparers. Liberty Tax also supports local communities with fundraising endeavors and contributes as a national sponsor for many charitable causes. For a more in-depth look, visit Liberty Tax Service and interact with Liberty Tax on Twitter and Facebook.

About Non-GAAP Financial Information
This press release and the accompanying tables include non-GAAP financial information. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with U.S. generally accepted accounting principles, please see the section of the accompanying Tables E and F titled "Non-GAAP Financial Information."

Forward Looking Statements
In addition to historical information, this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including implied and express statements regarding future growth.  These forward-looking statements, as well as Company guidance, are based upon the Company's current expectations and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, the Company's actual results could differ materially from these statements. These risks and uncertainties relate to, among other things: uncertainties regarding the Company's ability to attract and retain clients; the ability to continue to pay a quarterly dividend; the effect of health care reform and immigration reform on tax preparation-related revenue; the impact of the launch of a new franchise brand; uncertainties regarding the Company's ability to meet its prepared returns targets; competitive factors; the Company's effective income tax rate; litigation defense expenses and costs of judgments or settlements; and changes in market, economic, political or regulatory conditions. Information concerning these risks and uncertainties is contained in the Company's annual report on Form 10-K and in other filings by the Company with the U.S. Securities and Exchange Commission.  The Company does not undertake any duty to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

Table A
Liberty Tax, Inc.
Condensed Consolidated Balance Sheets
Amounts in thousands

	October 31,	April 30,	October 31,
	2015	2015	2014
Current assets:	(Unaudited)		(Unaudited)
Cash and cash equivalents	$3,963	$21,387	$4,605
Current receivables, net	71,439	65,927	66,577
Assets held for sale	9,658	5,160	5,398
Income taxes receivable	17,473	-	20,647
Deferred income tax asset	3,727	6,921	4,013
Other current assets	2,384	6,470	3,789
Total current assets	108,644	105,865	105,029

Property, equipment, and software, net	39,695	36,232	41,635
Notes receivable, non-current, net	23,199	20,753	22,294
Goodwill	3,157	3,377	2,978
Other intangible assets, net	14,002	14,672	12,134
Other assets	3,616	3,247	2,553
Total assets	$192,313	$184,146	$186,623

Current liabilities:
Current installments of long-term debt	$4,922	$3,934	$1,965
Accounts payable and accrued expenses	9,166	17,321	11,798
Due to ADs	8,138	24,340	8,010
Income taxes payable	-	2,147	-
Deferred revenue - current	6,265	6,076	7,224
Total current liabilities	28,491	53,818	28,997

Long-term debt, excluding current installments	18,121	21,463	22,119
Revolving credit facility	57,301	-	51,711
Deferred revenue - non-current	7,655	7,640	8,368
Deferred income tax liability	4,747	2,363	5,158
Total liabilities	116,315	85,284	116,353

Stockholders' equity:
Special voting preferred stock, $0.01 par value per share	-	-	-
Class A common stock, $0.01 par value per share	119	119	117
Class B common stock, $0.01 par value per share	9	9	9
Exchangeable shares, $0.01 par value per share	10	10	10
Additional paid-in capital	4,115	4,082	1,365
Accumulated other comprehensive income (loss), net of taxes	(1,572)	(697)	(112)
Retained earnings	73,317	95,339	68,881
Total stockholders' equity	75,998	98,862	70,270
Total liabilities and stockholders' equity	$192,313	$184,146	$186,623

Table B Liberty Tax, Inc. Condensed Consolidated Statement of Operations Unaudited, amounts in thousands, except per share and share data

	Three months ended October 31,
	2015	2014	$ change	% change
Revenues:
Franchise fees	$906	$1,324	$(418)	-31.6%
AD fees	1,524	1,649	(125)	-7.6%
Royalties and advertising fees	1,273	1,199	74	6.2%
Financial products	207	200	7	3.5%
Interest income	2,309	1,784	525	29.4%
Tax preparation fees, net of discounts	339	391	(52)	-13.3%
Other revenue	1,313	1,187	126	10.6%
Total revenues	7,871	7,734	137	1.8%

Operating expenses:
Employee compensation and benefits	8,183	9,679	(1,496)	-15.5%
Selling, general, and administrative expenses	8,752	10,339	(1,587)	-15.3%
AD expense	656	924	(268)	-29.0%
Advertising expense	2,490	2,979	(489)	-16.4%
Depreciation, amortization, and impairment charges	1,838	2,029	(191)	-9.4%
Total operating expenses	21,919	25,950	(4,031)	-15.5%
Loss from operations	(14,048)	(18,216)	4,168	-22.9%

Other expense:
Foreign currency transaction loss	-	(9)	9	-100.0%
Interest expense	(486)	(566)	80	-14.1%
Loss before income taxes	(14,534)	(18,791)	4,257	-22.7%
Income tax benefit	(5,464)	(7,463)	1,999	-26.8%
Net loss	$(9,070)	$(11,328)	$2,258	-19.9%

Net loss per share of Class A and Class B
common stock
Basic and diluted	$(0.71)	$(0.89)	$0.18	-20.2%

Weighted-average shares outstanding basic and diluted	12,775,565	12,680,306	95,259	0.8%

Table C Liberty Tax, Inc. Condensed Consolidated Statement of Operations Unaudited, amounts in thousands, except per share and share data

	Six months ended October 31,
	2015	2014	$ change	% change
Revenues:
Franchise fees	$1,514	$2,028	$(514)	-25.3%
AD fees	3,128	3,474	(346)	-10.0%
Royalties and advertising fees	3,018	2,893	125	4.3%
Financial products	515	657	(142)	-21.6%
Interest income	4,315	3,978	337	8.5%
Tax preparation fees, net of discounts	962	906	56	6.2%
Other revenue	1,942	1,637	305	18.6%
Total revenues	15,394	15,573	(179)	-1.1%

Operating expenses:
Employee compensation and benefits	16,816	18,120	(1,304)	-7.2%
Selling, general, and administrative expenses	16,512	17,838	(1,326)	-7.4%
AD expense	1,381	1,665	(284)	-17.1%
Advertising expense	5,100	5,861	(761)	-13.0%
Depreciation, amortization, and impairment charges	3,507	4,328	(821)	-19.0%
Total operating expenses	43,316	47,812	(4,496)	-9.4%
Loss from operations	(27,922)	(32,239)	4,317	-13.4%

Other expense:
Foreign currency transaction loss	(25)	(10)	(15)	150.0%
Interest expense	(887)	(867)	(20)	2.3%
Loss before income taxes	(28,834)	(33,116)	4,282	-12.9%
Income tax benefit	(11,228)	(13,144)	1,916	-14.6%
Net loss	$(17,606)	$(19,972)	$2,366	-11.8%

Net loss per share of Class A and Class B
common stock
Basic and diluted	$(1.38)	$(1.56)	$0.18	-11.5%

Weighted-average shares outstanding basic and diluted	12,793,593	12,773,789	19,804	0.2%

Table D
Liberty Tax, Inc.
Condensed Consolidated Statements of Cash Flows
Unaudited, amounts in thousands
	Six months ended October 31,
	2015	2014
Cash flows from operating activities:
Net loss	$(17,606)	$(19,972)
Adjustments to reconcile net loss to net cash used in operating activities:
Provision for doubtful accounts	3,396	3,208
Depreciation, amortization, and impairment charges	3,507	4,328
Stock-based compensation expense	866	1,508
Gain on bargain purchases and sales of Company-owned offices	(388)	(287)
Deferred tax expense	5,578	2,158
Changes in accrued income taxes	(19,620)	(30,322)
Changes in other assets and liabilities	(13,052)	(1,051)
Net cash used in operating activities	(37,319)	(40,430)

Cash flows from investing activities:
Issuance of operating loans to franchisees	(26,326)	(20,577)
Payments received on operating loans to franchisees	1,316	1,770
Purchases of AD rights and Company-owned offices	(1,341)	(2,701)
Proceeds from sale of Company-owned offices and AD rights	2,569	3,300
Purchase of property, equipment, and software	(5,464)	(7,129)
Net cash used in investing activities	(29,246)	(25,337)

Cash flows from financing activities:
Proceeds from the exercise of stock options	344	8,145
Repurchase of common stock	(1,711)	(33,699)
Dividends paid	(4,415)	-
Repayment of amounts due to former ADs	(2,318)	(4,211)
Repayment of other long-term debt	(308)	(928)
Borrowings under revolving credit facility	57,668	52,874
Repayments under revolving credit facility	(367)	(1,163)
Payment for debt issue costs	-	(917)
Tax benefit of stock option exercises	532	4,273
Net cash provided by financing activities	49,425	24,374

Effect of exchange rate changes on cash, net	(284)	(82)
Net decrease in cash and cash equivalents	(17,424)	(41,475)
Cash and cash equivalents at beginning of period	21,387	46,080
Cash and cash equivalents at end of period	$3,963	$4,605

		Table E Liberty Tax, Inc. Non-GAAP Financial Information Unaudited, amounts in thousands, except per share data

We report our financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, we believe certain non-GAAP performance measure and ratios used in managing the business may provide additional meaningful comparisons between current year results and prior periods. Reconciliations to GAAP financial measures are provided below. These non-GAAP financial measures should be viewed in addition to , not as an alternative for, our reported GAAP results.

For the three months ended October 31, 2015
			Loss from
	Revenues	Expenses	Operations	EBITDA	Pretax Loss	Net Loss	EPS

As Reported	$7,871	$21,919	$(14,048)	$(12,210)	$(14,534)	$(9,070)	$(0.71)

Adjustments:
Executive severance including stock-based compensation	-	-	-	-	-	-	-
Litigation settlements	-	-	-	-	-	-	-
Total adjustments	-	-	-	-	-	-	-
As Adjusted	$7,871	$21,919	$(14,048)	$(12,210)	$(14,534)	$(9,070)	$(0.71)

Stock-based compensation expense excluding severance related expense	$-	$(401)	$401	$401

For the three months ended October 31, 2014
			Loss from
	Revenues	Expenses	Operations	EBITDA	Pretax Loss	Net Loss	EPS

As Reported	$7,734	$25,950	$(18,216)	$(16,196)	$(18,791)	$(11,328)	$(0.89)

Adjustments:
Executive severance including stock-based compensation	-	(1,134)	1,134	1,134	1,134	684	0.05
Litigation settlements	-	(2,130)	2,130	2,130	2,130	1,284	0.10
Total adjustments	-	(3,264)	3,264	3,264	3,264	1,968	0.15
As Adjusted	$7,734	$22,686	$(14,952)	$(12,932)	$(15,527)	$(9,360)	$(0.74)

Stock-based compensation expense excluding severance related expense	$-	$(420)	$420	$420

Three months ended October 31, 2015 compared to three months ended October 31, 2014
As reported year over year:
$ change	$137	$(4,031)	$4,168	$3,986	$4,257	$2,258	$0.18
% change	1.8%	-15.5%	-22.9%	-24.6%	-22.7%	-19.9%	-20.2%
As adjusted year over year:
$ change	$137	$(767)	$904	$722	$993	$290	$0.03
% change	1.8%	-3.4%	-6.0%	-5.6%	-6.4%	-3.1%	-4.1%

Table F Liberty Tax, Inc. Non-GAAP Financial Information Unaudited, amounts in thousands, except per share data

We report our financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, we believe certain non-GAAP performance measure and ratios used in managing the business may provide additional meaningful comparisons between current year results and prior periods. Reconciliations to GAAP financial measures are provided below. These non-GAAP financial measures should be viewed in addition to , not as an alternative for, our reported GAAP results.

For the six months ended October 31, 2015
			Loss from
	Revenues	Expenses	Operations	EBITDA	Pretax Loss	Net Loss	EPS

As Reported	$15,394	$43,316	$(27,922)	$(24,440)	$(28,834)	$(17,606)	$(1.38)

Adjustments:
Executive severance including stock-based compensation	-	(413)	413	413	413	252	0.02
Litigation settlements	-	-	-	-	-	-	-
Total adjustments	-	(413)	413	413	413	252	0.02
As Adjusted	$15,394	$42,903	$(27,509)	$(24,027)	$(28,421)	$(17,354)	$(1.36)

Stock-based compensation expense excluding severance related expense	$-	$(774)	$774	$774

For the six months ended October 31, 2014
			Loss from
	Revenues	Expenses	Operations	EBITDA	Pretax Loss	Net Loss	EPS

As Reported	$15,573	$47,812	$(32,239)	$(27,921)	$(33,116)	$(19,972)	$(1.56)

Adjustments:
Executive severance including stock-based compensation	-	(1,617)	1,617	1,617	1,617	975	0.08
Litigation settlements	-	(2,130)	2,130	2,130	2,130	1,285	0.09
Total adjustments	-	(3,747)	3,747	3,747	3,747	2,260	0.17
As Adjusted	$15,573	$44,065	$(28,492)	$(24,174)	$(29,369)	$(17,712)	$(1.39)

Stock-based compensation expense excluding severance related expense	$-	$(914)	$914	$914

Six months ended October 31, 2015 compared to six months ended October 31, 2014
As reported year over year:
$ change	$(179)	$(4,496)	$4,317	$3,481	$4,282	$2,366	$0.18
% change	-1.1%	-9.4%	-13.4%	-12.5%	-12.9%	-11.8%	-11.5%
As adjusted year over year:
$ change	$(179)	$(1,162)	$983	$147	$948	$358	$0.03
% change	-1.1%	-2.6%	-3.5%	-0.6%	-3.2%	-2.0%	-2.2%